EXHIBIT 4.2

WARRANT ISSUED TO SOLOMAN AG

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.

Date of Issuance: February 28, 2014	Number of Common Stock: 2,500,000
Warrant No. 102	(subject to adjustment)

CIRCLE STAR ENERGY CORP.
A NEVADA CORPORATION

Warrant

Circle Star Energy Corp., a Nevada corporation (the “Company”), for value received, hereby certifies that Soloman AG (the “Initial Holder”), or its registered assigns (the Initial Holder or such registered assigns shall be referred to as the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to 2,500,000 shares (the “Warrant Stock”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a purchase price of $0.05 per share (the “Purchase Price”).  The number of shares of Warrant Stock and the Purchase Price may be adjusted from time to time pursuant to the provisions of this Warrant.  As used herein, “Exercise Date” means any date on or after February 1, 2015 and prior to the Expiration Date on which the Holder elects by written notice to the Company to exercise this Warrant.

1.     Exercise.

(a)     Manner of Exercise.  This Warrant may be exercised by the Holder on or after February 1, 2015 and prior to the Expiration Date (the “Exercise Period”), in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.  The Purchase Price may be paid by cash, check, or wire transfer in immediately available funds.

(b)      Effective Time of Exercise.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above.  At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)     Delivery to Holder.   As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within seven (7) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)  a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and

(ii)  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) above.

In the event the Company fails to deliver a certificate for the number of shares of Warrant Stock to which such Holder is entitled within five (5) days after the exercise of this Warrant, the Holder shall be entitled to a penalty equaling one percent (1%) of the number of Warrant Stock issuable in accordance with the exercise of the Warrant for each fifteen (15) day period commencing after such five (5) day period.  It is expressly understood that the foregoing penalty provision is in addition to, and not to the exclusion of, any and all remedies available to the Holder as set forth herein.

(d)      Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

2.      Adjustments.

(a)      Stock Splits and Dividends.  If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of Common Stock shall be combined into a smaller number of shares, then the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)  Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)      Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.           Transfers.

(a)      Unregistered Security.  This Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold, pledged, distributed, offered for sale, transferred or otherwise disposed of in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration or qualification is not required.  Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

(b)      Transferability.  Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(c)      Warrant Register.  The Company will maintain a register containing the names and addresses of the Holders of this Warrant.  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.  Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.      No Impairment.  The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

5.      Termination.  This Warrant (and the right to purchase securities upon exercise hereof) shall terminate two (2) years from the Original Issue Date (the “Expiration Date”).

6.      Grant of Call Option.  At any time during the Call Period (as defined below), the Company shall have the right (the “Call Right”) to cancel the Holder’s right to exercise up to 1,250,000 shares of the Warrant Stock (the “Call Warrants”) under the Warrant to the Company, at the Call Purchase Price (as defined below).

(a)      During the period commencing on the Original Issue Date and ending upon six months after the Original Issue Date, if the Company has repaid at least $500,000 owed to the Holder pursuant to that certain Amended and Restated 12% Convertible Note, dated February 28, 2014, between the Company and the Holder (the “Call Period”), the Company may elect to purchase the Call Warrants by delivering to the Holder a written notice (the "Call Exercise Notice") exercising the Call Right.

(b)      Subject to Section 6(c) below, the closing of any sale of Call Warrants shall take place no later than 30 days following receipt by the Holder of the Call Exercise Notice. The Company shall give the Holder at least 10 days’ written notice of the date of closing (the "Call Right Closing Date").

(c)      The Company will use commercially reasonable efforts to pay the Call Purchase Price for the Call Warrants by certified or official bank check or by wire transfer of immediately available funds on the Call Right Closing Date.

(d)      In the event the Company exercises the Call Right hereunder, the purchase price at which the Holder shall be required to sell the Call Warrants (the "Call Purchase Price") shall be equal to $0.10 per Call Warrant.

7.      Notices of Certain Transactions.  In the event:

(a)      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)      of any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or

(c)      of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock (or such other stock or securities) for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.      Reservation of Stock.  The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and other similar Warrants. All of the shares of Common Stock issuable upon exercise of this Warrant and other similar Warrants, when issued and delivered in accordance with the terms hereof and thereof, will be duly authorized, validly issued, fully paid and non-assessable, subject to no lien or other encumbrance other than restrictions on transfer arising under applicable securities laws and restrictions imposed by Section 3 hereof.

9.      Exchange of Warrants.  Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.      Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.      Notices.  Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.      No Rights as Stockholder.  Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.      Representations of Holder.  By acceptance of this Warrant, the Holder hereby represents and acknowledges to the Company that:

(a)     this Warrant and the Warrant Stock are “restricted securities” as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

(b)     the Holder has read, and fully understands, the terms of this Warrant set forth on its face and the attachments hereto, including the restrictions on transfer contained herein;

(c)     the Holder is purchasing for investment for its own account and not with a view to or for sale in connection with any distribution of this Warrant and the Warrant Stock and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws;

provided that nothing contained herein will prevent the Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws; and

(d)     the Company may affix one or more legends, including a legend in substantially the following form (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates representing Warrant Stock:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND THE ISSUER OF THESE SECURITIES HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION UNDER SUCH LAWS.”

14.      Representations of Company.   With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i)      This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)     All Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Stock are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)    The Company shall take all such actions as may be necessary to ensure that all such Warrant Stock are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Stock may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)    The Company shall use its best efforts to cause the Warrant Stock, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Stock are listed at the time of such exercise.

(v)      The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Stock upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Stock to any person other than the Holder, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

15.      No Fractional Shares.  No fractional shares will be issued in connection with any exercise hereunder.  In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one such share on the date of exercise, as determined in good faith by the Company’s Board of Directors.

16.      Amendment or Waiver.  Any term of this Warrant may be amended or waived upon written consent of the Company and the Holder.

17.      Headings.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

18.      Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its authorized officer as of the date first above written.

Circle Star Energy Corp.
a Nevada corporation

Signed:
By:
Title:

Address:	7065 Confederate Park Road, Suite 102
Forth Worth, TX
76108

EXHIBIT A

PURCHASE/EXERCISE FORM

To: CIRCLE STAR ENERGY CORP.	Dated: _______________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. 102 hereby irrevocably elects to purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ _________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 13 of the Warrant and by its signature below hereby makes such representations and warranties to the Company as of the date hereof.

Signature:____________________________________

Name (print):__________________________________

Title (if applic.) ________________________________

Company (if applic.): ____________________________

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of Shares

Dated: ________________________________                    Signature:   _______________________________

                              Witness: _________________________________

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